Exhibit 8.1

SEASPAN CORPORATION

SUBSIDIARIES

COMPANY NAME	INCORPORATION JURISDICTION	OWNERSHIP	DATE OF INCORPORATED
Seaspan Holdco I Ltd.	Marshall Islands	Seaspan Corporation owns 100%	June 10, 2016
Seaspan Holdco II Ltd.	Marshall Islands	Seaspan Corporation owns 100%	June 10, 2016
Seaspan Holdco III Ltd.	Marshall Islands	Seaspan Corporation owns 100%	December 16, 2016
Seaspan Holdco IV Ltd.	Marshall Islands	Seaspan Corporation owns 100%	December 16, 2016
Seaspan Investment I Ltd.	Marshall Islands	Seaspan Corporation owns 100%	March 10, 2011
Seaspan YZJ 983 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	June 3, 2011
Seaspan YZJ 985 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	June 3, 2011
Seaspan 1037 Ltd. (formerly Seaspan YZJ 993 Ltd.)	Marshall Islands	Seaspan Corporation owns 100%	June 3, 2011 Name Change - May 16, 2016
Seaspan Holding 140 Ltd.	Marshall Islands	Seaspan Corporation owns 100%	August 24, 2011
Seaspan 140 Ltd.	Marshall Islands	Seaspan Holding 140 Ltd. owns 100%	August 24, 2011
Seaspan (Asia) Corporation	Marshall Islands	Seaspan Corporation owns 100%	December 16, 2009
Seaspan Containership 2180 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%	October 4, 2010
Seaspan Containership 2181 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%	December 16, 2009
Seaspan Containership S452 Ltd.	Marshall Islands	Seaspan (Asia) Corporation owns 100%	December 16, 2009
Seaspan Management Services Limited	Bermuda	Seaspan Corporation owns 100%	July 22, 2005
Seaspan Advisory Services Limited	Bermuda	Seaspan Management Services Ltd. owns 100%	July 22, 2005
Seaspan Ship Management Ltd.	British Columbia	Seaspan Management Services Ltd. owns 100%	April 5, 2000
Seaspan Crew Management Ltd.	Bahamas	Seaspan Ship Management Ltd. owns 100%	November 6, 2002
Seaspan Crew Management India Private Limited	India	Seaspan Ship Management Ltd. owns 0.01% and Seaspan Crew Management Ltd. owns 99.99%	March 29, 2005